Exhibit 99(a)

Windstream reports first-quarter results
Grew ILEC consumer revenue by $1 million sequentially
Expanded enterprise contribution margin by 110 bps year-over-year
Maintained steady margins across business units
Affirmed financial guidance for 2017

Release date: May 4, 2017

LITTLE ROCK, Ark. - Windstream Holdings, Inc. (NASDAQ: WIN), a leading provider of advanced network communications and technology solutions, today reported first-quarter results.

“Windstream’s focused operational strategy and targeted network investments continue to drive improvements to our business and create value for our shareholders. Additionally, our recent strategic transactions with EarthLink and Broadview Networks will expand our capabilities to provide cutting edge technology solutions to customers,” said Tony Thomas, president and chief executive officer at Windstream.

“Our first-quarter results were in line with our expectations, and we are making solid progress on achieving our 2017 goals. The integration with EarthLink is off to an excellent start and our synergy plans remain on track. We saw improved ILEC consumer revenue and broadband trends during the quarter. Enterprise contribution margin also grew year-over-year. We expect Adjusted OIBDAR and margin trends to improve through 2017 as a result of continued access expense management and synergies ramping throughout the year,” Thomas said.

Results under GAAP

Total revenues and sales were $1.37 billion and total service revenues were $1.34 billion in the first quarter, essentially the same respectively year-over-year. Operating income was $46 million compared to $158 million in the same period a year ago. The company reported a net loss of $111 million, or a loss of 89 cents per share, compared to a loss of $232 million, or a loss of $2.52 cents per share, a year ago.

ILEC consumer and small business service revenues were $391 million, a decrease of 1.5 percent from the same period a year ago, and contribution margin was $222 million compared to $228 million year-over-year.

Wholesale service revenues were $158 million, a decrease of 3.5 percent year-over-year, and contribution margin was $108 million compared to $118 million in the same period a year ago.

Enterprise service revenues were $516 million, a 5 percent increase from the same period a year ago, and contribution margin was $83 million compared to $71 million year-over-year.

CLEC consumer and small business service revenue was $140 million, a 9 percent increase year-over-year, and contribution margin was $49 million compared to $41 million in the same period a year ago.

Note: 2016 results exclude EarthLink operations. 2017 results include EarthLink operations from Feb. 27, 2017 to March 31, 2017.

Adjusted Results of Operations

Adjusted revenues and sales were $1.52 billion and adjusted service revenues were $1.49 billion compared to $1.63 billion and $1.60 billion respectively year-over-year.

Adjusted OIBDAR was $498 million, a decrease of 9 percent for the same period a year ago.

Adjusted capital expenditures were $231 million in the quarter, a decline of 7 percent year-over-year.

ILEC consumer and small business service revenues were $391 million, a decrease of 1.5 percent from the same period a year ago, and contribution margin was $222 million or 57 percent for the quarter. ILEC consumer service revenues were $311 million, an increase of $1 million sequentially. ILEC consumer average revenue per household increased for the ninth quarter in a row, up almost 2 percent sequentially and 7 percent year-over-year.

Wholesale service revenues were $178 million, a decrease of 9 percent year-over-year, and contribution margin was $114 million or 64 percent for the quarter.

Enterprise service revenues were $578 million, a decrease of 3 percent from the same period a year ago, and contribution margin was $89 million or 15 percent for the quarter.

CLEC consumer and small business service revenues were $198 million, a decrease of 18 percent year-over-year, and contribution margin was $77 million, or 38 percent.

Note: Adjusted results of operations are based on the combined historical financial information of Windstream and EarthLink and assumes the merger was completed on Jan. 1, 2016. A reconciliation of adjusted results to the comparable GAAP measures is included in the financial information presented below. Additional supplemental quarterly financial information is available on the company’s Web site at www.windstream.com/investors.

Quarterly Dividend

On May 2, 2017, the board of directors declared a quarterly dividend of 15 cents per share payable July 17, 2017, to stockholders of record as of June 30, 2017.

Financial Outlook for 2017

Windstream affirmed its previously provided guidance for adjusted service revenue, adjusted OIBDAR and adjusted capital expenditures. The company also continues to expect to generate approximately $200 million in adjusted free cash flow this year.

About Windstream

Windstream Holdings, Inc. (NASDAQ: WIN), a FORTUNE 500 company, is a leading provider of advanced network communications and technology solutions for consumers, businesses, enterprise organizations and wholesale customers across the U.S. Windstream offers bundled services, including broadband, security solutions, voice and digital TV to consumers. The company also provides data, cloud solutions, unified communications and managed services to small business and enterprise clients. The company supplies core transport solutions on a local and long-haul fiber network spanning approximately 147,000 miles. Additional information is available at windstream.com. Please visit our newsroom at news.windstream.com or follow us on Twitter at @Windstream.

Adjusted OIBDA is operating income before depreciation and amortization, excluding merger, integration and other costs related to strategic transactions, restructuring charges, pension costs and share-based compensation.

Adjusted OIBDAR is Adjusted OIBDA before the annual cash rent payment due under the master lease agreement with Uniti Group, Inc., formerly Communications Sales & Leasing (CS&L).

Adjusted free cash flow is defined as Adjusted OIBDA, less adjusted capital expenditures, cash taxes and cash interest on long-term debt.

Windstream claims the protection of the safe-harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words or phrases such as “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “forecast” and other words and terms of similar meaning. Forward-looking statements are subject to risks and uncertainties that could cause actual future events and results to differ materially from those expressed in the forward-looking statements.

Forward-looking statements include, but are not limited to, 2017 guidance for service revenue, adjusted OIBDAR and adjusted capital expenditures, along with statements regarding adjusted free cash flow, cash interest and cash taxes; directional outlook for our business units in 2017; statements regarding the benefits of the merger with EarthLink Holdings Corp., and the proposed merger with Broadview Network Holdings, Inc., including future financial and operating results, benefits to adjusted OIBDAR and OIBDA and free cash flow, projected synergies in operating and capital expenditures and the timing of achieving the synergies, reduction in net leverage, dividend practice of the pro forma company, and improvement in our ability to compete; additional statements regarding expectations regarding revenue trends, sales opportunities and improving margins in the business units; expanding our capabilities to utilize next generation technology in our products and services; network cost optimization; stability and growth in adjusted OIBDAR; the availability of higher Internet speeds, partly enabled by Project Excel; our ability to continue to improve our debt profile and reduce interest costs; along with statements regarding plans, objectives, expectations and intentions and other statements that are not historical facts. These statements, along with other forward-looking statements regarding Windstream’s overall business outlook, are based on estimates, projections, beliefs, and assumptions that Windstream believes is reasonable but are not guarantees of future events, performance or results.

Factors that could cause actual results to differ materially from those contemplated in our forward-looking statements include, among others:

•	the cost savings and expected synergies from the merger with EarthLink and the proposed merger with Broadview may not be fully realized or may take longer to realize than expected;

•
the integration of Windstream and EarthLink and the proposed integration with Broadview may not be successful, may cause disruption in relationships with customers, vendors and suppliers and may divert attention of management and key personnel;

•	changes to our current dividend practice which is subject to our capital allocation policy and may be changed at any time at the discretion of our board of directors;

•
the potential impact of the Federal Communications Commission’s comprehensive business data services reforms that may result in greater capital investments and customer and revenue churn because of possible price increases by our ILEC suppliers for certain services we use to serve customer locations where we do not have facilities;

•	further adverse changes in economic conditions in the markets served by us;

•	the extent, timing and overall effects of competition in the communications business;

•
our election to accept state-wide offers under the FCC’s Connect America Fund, Phase II, and the impact of such election on our future receipt of federal universal service funds and capital expenditures, and any return of support received pursuant to the program;

•
the potential for incumbent carriers to impose monetary penalties for failure to meet specific volume and term commitments under their special access pricing and tariff plans, which Windstream uses to lease last-mile connections to serve its retail business data service customers, without FCC action;

•	the impact of new, emerging or competing technologies and our ability to utilize these technologies to provide services to our customers;

•
for certain operations where we lease facilities from other carriers, adverse effects on the availability, quality of service, price of facilities and services provided by other carriers on which our services depend;

•
unfavorable rulings by state public service commissions in current and further proceedings regarding universal service funds, inter-carrier compensation or other matters that could reduce revenues or increase expenses;

•	material changes in the communications industry that could adversely affect vendor relationships with equipment and network suppliers and customer relationships with wholesale customers;

•
our ability to make rent payments under the master lease to Uniti, which may be affected by results of operations, changes in our cash requirements, cash tax payment obligations, or overall financial position;

•	unanticipated increases or other changes in our future cash requirements, whether caused by unanticipated increases in capital expenditures, increases in pension funding requirements, or otherwise;

•	the availability and cost of financing in the corporate debt markets;

•	the potential for adverse changes in the ratings given to our debt securities by nationally accredited ratings organizations;

•	earnings on pension plan investments significantly below our expected long term rate of return for plan assets or a significant change in the discount rate or other actuarial assumptions;

•	unfavorable results of litigation or intellectual property infringement claims asserted against us;

•
the risks associated with non-compliance by us with regulations or statutes applicable to government programs under which we receive material amounts of end user revenue and government subsidies, or non-compliance by us, our partners, or our subcontractors with any terms of our government contracts;

•	the effects of federal and state legislation, and rules and regulations, and changes thereto, governing the communications industry;

•	continued loss of consumer households served and consumer high-speed Internet customers;

•	the impact of equipment failure, natural disasters or terrorist acts;

•	the effects of work stoppages by our employees or employees of other communications companies on whom we rely for service; and

•
those additional factors under “Risk Factors” in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2016, and in subsequent filings with the Securities and Exchange Commission at www.sec.gov.

In addition to these factors, actual future performance, outcomes and results may differ materially because of more general factors including, among others, general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes.

Windstream undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause Windstream’s actual results to differ materially from those contemplated in the forward-looking statements should be considered in connection with information regarding risks and uncertainties that may affect Windstream’s future results included in other filings by Windstream with the Securities and Exchange Commission at www.sec.gov.

-end-

Media Contact:	Investor Contact:
David Avery, 501-748-5876	Chris King, 704-319-1025
david.avery@windstream.com	christopher.c.king@windstream.com

WINDSTREAM HOLDINGS, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts)	THREE MONTHS ENDED
	March 31,	March 31,	Increase (Decrease)
	2017	2016	Amount	%
UNDER GAAP:
Revenues and sales:
Service revenues	$1,344.4	$1,340.6	$3.8	—
Product sales	21.3	32.8	(11.5)	(35)
Total revenues and sales	1,365.7	1,373.4	(7.7)	(1)
Costs and expenses:
Cost of services (exclusive of depreciation and amortization included below)	682.4	668.8	13.6	2
Cost of products sold	20.8	28.9	(8.1)	(28)
Selling, general and administrative	213.3	203.8	9.5	5
Depreciation and amortization	338.5	304.8	33.7	11
Merger, integration and other costs	57.3	5.0	52.3	*
Restructuring charges	7.4	4.4	3.0	68
Total costs and expenses	1,319.7	1,215.7	104.0	9
Operating income	46.0	157.7	(111.7)	(71)
Dividend income on Uniti common stock	—	17.6	(17.6)	(100)
Other income (expense), net	0.7	(1.2)	1.9	(158)
Loss on early extinguishment of debt	(3.2)	(35.4)	32.2	(91)
Other-than-temporary impairment loss on investment in Uniti common stock	—	(181.9)	181.9	(100)
Interest expense (A)	(211.8)	(219.7)	7.9	(4)
Loss before income taxes	(168.3)	(262.9)	94.6	(36)
Income tax benefit	(57.0)	(31.0)	(26.0)	84
Net loss	$(111.3)	$(231.9)	$120.6	(52)

Weighted average common shares	126.1	92.2	33.9	37
Common shares outstanding	190.4

Basic and diluted loss per share:
Net loss	($.89)	($2.52)	$1.63	(65)

ADJUSTED RESULTS OF OPERATIONS (B):
Adjusted service revenues	$1,493.7	$1,598.6	$(104.9)	(7)
Adjusted revenues and sales	$1,515.2	$1,631.5	$(116.3)	(7)
Adjusted OIBDAR (C)	$498.4	$546.0	$(47.6)	(9)
Adjusted OIBDA (D)	$335.0	$382.5	$(47.5)	(12)
Adjusted capital expenditures (E)	$230.5	$248.7	$(18.2)	(7)

* Not meaningful
(A)	Includes interest expense associated with the master lease agreement with Uniti of $122.8 million and $126.9 million for the three months ended March 31, 2017 and 2016, respectively.
(B)
Adjusted results of operations are based upon the combined historical financial information of Windstream and EarthLink for all periods presented. See Notes to Reconciliation of Non-GAAP Financial Measures.

(C)	Adjusted OIBDAR is adjusted OIBDA before the annual cash rent payment due under the master lease agreement with Uniti.
(D)
Adjusted OIBDA is operating income before depreciation and amortization, excluding merger, integration and other costs related to strategic transactions, restructuring charges, pension costs and share-based compensation expense.

(E)
Adjusted capital expenditures includes applicable amounts for EarthLink for periods prior to the merger date of February 27, 2017 and excludes post-merger integration capital expenditures and amounts related to Project Excel, a capital program funded entirely using a portion of the proceeds from the sale of the data center business completed in December 2015.

WINDSTREAM HOLDINGS, INC.
UNAUDITED BUSINESS SEGMENT RESULTS UNDER GAAP
(In millions)	THREE MONTHS ENDED
	March 31,	March 31,	Increase (Decrease)
	2017	2016	Amount	%
ILEC Consumer and Small Business
Revenues and sales:
Service revenues	$310.7	$311.7	$(1.0)	—
Product sales	0.2	0.4	(0.2)	(50)
Total consumer	310.9	312.1	(1.2)	—
Small business - ILEC	80.1	85.1	(5.0)	(6)
Total revenue and sales	391.0	397.2	(6.2)	(2)
Costs and expenses	169.3	169.1	0.2	—
Segment income	221.7	228.1	(6.4)	(3)

Wholesale
Service revenues	157.5	163.2	(5.7)	(3)
Costs and expenses	50.0	45.5	4.5	10
Segment income	107.5	117.7	(10.2)	(9)

Enterprise
Revenues and sales:
Service revenues	515.9	491.4	24.5	5
Product sales	9.6	21.7	(12.1)	(56)
Total revenue and sales	525.5	513.1	12.4	2
Costs and expenses	443.0	442.6	0.4	—
Segment income	82.5	70.5	12.0	17

CLEC Consumer and Small Business
Service revenues	140.3	128.7	11.6	9
Costs and expenses	91.5	87.4	4.1	5
Segment income	48.8	41.3	7.5	18

Total segment revenues and sales:
Service revenues	1,204.5	1,180.1	24.4	2
Product sales	9.8	22.1	(12.3)	(56)
Total segment revenues and sales	1,214.3	1,202.2	12.1	1
Total segment costs and expenses	753.8	744.6	9.2	1
Total segment income	460.5	457.6	2.9	1
Regulatory and other operating revenues and sales (A)	151.4	171.2	(19.8)	(12)
Other unassigned operating expenses (B)	(227.4)	(166.3)	(61.1)	37
Depreciation and amortization	(338.5)	(304.8)	(33.7)	11
Operating income	$46.0	$157.7	$(111.7)	(71)

Note:	Results for 2016 exclude the acquired EarthLink operations.
(A)
These revenues are not allocated to the business segments and include revenue from federal and state universal service funds, CAF Phase II support, funds received from federal access recovery mechanisms, revenues from providing switched access services, and certain surcharges assessed to our customers, including billings for our required contributions to federal and state USF programs. These revenues also include product sales to contractors.

(B)
These expenses are not allocated to the business segments. Unallocated expenses include merger, integration and other costs, restructuring charges, stock-based compensation, pension costs, certain regulatory fees, cost of products sold to contractors, interconnection costs in consumer markets where we lease the connection to the customer premise and shared services, such as accounting and finance, information technology, engineering, network management, legal, human resources, and investor relations. These expenses are centrally managed and are not monitored by management at a segment level.

WINDSTREAM HOLDINGS, INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS
(In millions)

	March 31,	December 31,
	2017	2016
Assets
Current Assets:
Cash and cash equivalents	$51.5	$59.1
Accounts receivable, net	654.8	618.6
Inventories	87.0	77.5
Prepaid expenses and other	169.8	111.7
Total current assets	963.1	866.9

Goodwill	4,690.2	4,213.6
Other intangibles, net	1,577.7	1,320.5
Net property, plant and equipment	5,575.6	5,283.5
Other assets	97.6	85.5
Total Assets	$12,904.2	$11,770.0

Liabilities and Shareholders' Equity
Current Liabilities:
Current maturities of long-term debt	$19.3	$14.9
Current portion of long-term lease obligations	172.9	168.7
Accounts payable	335.8	390.2
Advance payments and customer deposits	215.1	178.1
Accrued taxes	80.9	78.0
Accrued interest	96.0	58.1
Other current liabilities	381.0	366.6
Total current liabilities	1,301.0	1,254.6

Long-term debt	5,459.8	4,848.7
Long-term lease obligations	4,787.1	4,831.9
Deferred income taxes	98.2	151.5
Other liabilities	535.7	513.3
Total liabilities	12,181.8	11,600.0

Shareholders' Equity:
Common stock	—	—
Additional paid-in capital	1,220.5	559.7
Accumulated other comprehensive income	8.8	5.9
Accumulated deficit	(506.9)	(395.6)
Total shareholders' equity	722.4	170.0
Total Liabilities and Shareholders' Equity	$12,904.2	$11,770.0

WINDSTREAM HOLDINGS, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
	THREE MONTHS ENDED
	March 31,	March 31,
	2017	2016
Cash Flows from Operating Activities:
Net loss	$(111.3)	$(231.9)
Adjustments to reconcile net loss to net cash provided from operations:
Depreciation and amortization	338.5	304.8
Provision for doubtful accounts	9.6	9.7
Share-based compensation expense	16.8	13.7
Deferred income taxes	(55.2)	(27.5)
Noncash portion of net loss on early extinguishment of debt	(15.1)	(7.4)
Other-than-temporary impairment loss on investment in Uniti common stock	—	181.9
Amortization of unrealized losses on de-designated interest rate swaps	1.5	1.2
Plan curtailment	—	(5.5)
Other, net	0.7	(15.3)
Changes in operating assets and liabilities, net:
Accounts receivable	33.8	(2.0)
Prepaid income taxes	(5.6)	(5.8)
Prepaid expenses and other	(30.5)	(6.0)
Accounts payable	(61.5)	(100.2)
Accrued interest	29.9	39.8
Accrued taxes	(2.3)	(12.5)
Other current liabilities	(5.3)	4.2
Other liabilities	2.4	(10.0)
Other, net	(13.9)	(4.0)
Net cash provided from operating activities	132.5	127.2
Cash Flows from Investing Activities:
Additions to property, plant and equipment	(243.4)	(263.8)
Proceeds from the sale of property	—	6.2
Cash acquired from EarthLink	5.0	—
Other, net	(2.5)	—
Net cash used in investing activities	(240.9)	(257.6)
Cash Flows from Financing Activities:
Dividends paid to shareholders	(23.7)	(14.9)
Proceeds from stock issuance	9.6	—
Repayments of debt and swaps	(1,133.4)	(985.3)
Proceeds of debt issuance	1,315.6	1,278.0
Debt issuance costs	(7.0)	(10.7)
Stock repurchases	—	(28.9)
Payments under long-term lease obligations	(40.6)	(36.8)
Payments under capital lease obligations	(8.7)	(19.8)
Other, net	(11.0)	(7.9)
Net cash provided from financing activities	100.8	173.7
(Decrease) increase in cash and cash equivalents	(7.6)	43.3
Cash and Cash Equivalents:
Beginning of period	59.1	31.3
End of period	$51.5	$74.6

WINDSTREAM HOLDINGS, INC.
UNAUDITED SUPPLEMENTAL ADJUSTED OPERATING INFORMATION
(In thousands)

	THREE MONTHS ENDED
	March 31,	March 31,	Increase (Decrease)
	2017	2016	Amount	%
ILEC Consumer operating metrics
Households served	1,337.5	1,430.7	(93.2)	(7)
High-speed Internet customers	1,047.6	1,092.0	(44.4)	(4)
Digital television customers	310.0	350.1	(40.1)	(11)

Net household losses	17.1	15.1	2.0	13
Net high-speed Internet customer losses	3.5	3.1	0.4	13

ILEC Small Business customers	133.0	144.3	(11.3)	(8)

Enterprise customers	35.3	36.1	(0.8)	(2)

CLEC Consumer customers	647.4	696.8	(49.4)	(7)

CLEC Small Business customers	95.5	120.4	(24.9)	(21)

Note:	Customer metrics include acquired EarthLink customers for all periods presented.

Enterprise customers consist of those relationships that have the propensity now or in the future to generate at least $1,500 or more in monthly recurring revenue. Business customers not meeting this criterion are classified as small business.  Our small business customer base is further disaggregated between those customers located in service areas in which we are the incumbent local exchange carrier (“ILEC”) and provide services over network facilities operated by us and those customers located in service areas in which we are a competitive local exchange carrier (“CLEC”) and provide services over network facilities primarily leased from other carriers.

In classifying our business customers, we consider the maximum potential revenue to be generated from the customer relationship for both our existing customer base and any new customers in determining which business unit can best support the customer. Accordingly, over time, we may prospectively change the classification of a particular business customer between enterprise and small business.

WINDSTREAM HOLDINGS, INC.
NON-GAAP FINANCIAL MEASURES - ADJUSTED CAPITAL EXPENDITURES AND ADJUSTED FREE CASH FLOW
(In millions)

	THREE MONTHS ENDED
	March 31,	March 31,
	2017	2016
Adjusted Capital Expenditures:
Capital expenditures under GAAP	$243.4	$263.8
EarthLink capital expenditures pre-merger	15.2	18.6
Project Excel capital expenditures	(23.6)	(33.7)
Integration capital expenditures	(4.5)	—
Adjusted capital expenditures (A)	$230.5	$248.7

		THREE MONTHS ENDED
		March 31,
		2017
Adjusted Free Cash Flow:
Operating income under GAAP		$46.0
Depreciation and amortization		338.5
OIBDA		384.5
Adjustments:
EarthLink operating income (B)		30.8
Merger, integration and other costs (C)		63.3
Restructuring charges		7.4
Share-based compensation expense (D)		12.4
Master lease rent payment		(163.4)
Adjusted OIBDA		335.0
Adjusted capital expenditures		(230.5)
Cash paid for interest on long-term debt obligations		(47.6)
Adjusted free cash flow		$56.9

(A)
Adjusted capital expenditures includes applicable amounts for EarthLink for periods prior to the merger date of February 27, 2017 and excludes post-merger integration capital expenditures and amounts related to Project Excel, a capital program funded entirely using a portion of the proceeds from the sale of the data center business completed in December 2015.

(B)
Represents EarthLink operating results for the pre-merger period January 1, 2017 to February 26, 2017. This amount excludes EarthLink's historical depreciation and amortization, restructuring, merger and integration costs and share-based compensation.

(C)	These costs also include a reserve for a potential penalty attributable to not meeting certain spend commitments under a circuit discount plan of approximately $6.0 million.
(D)	Excludes $4.4 million of share-based compensation expense included in merger, integration and other costs.

WINDSTREAM HOLDINGS, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In millions)

		THREE MONTHS ENDED
		March 31,	March 31,
		2017	2016
Reconciliation of Revenues and Sales under GAAP to Adjusted Revenues and Sales:
Service revenues under GAAP		$1,344.4	$1,340.6
Adjustments:
EarthLink service revenues	(A)	149.3	258.0
Adjusted service revenues		1,493.7	1,598.6
Product sales under GAAP		21.3	32.8
Adjustments:
EarthLink product sales	(A)	0.2	0.1
Adjusted product sales		21.5	32.9
Adjusted revenues and sales		$1,515.2	$1,631.5

Reconciliation of Net Loss under GAAP to Adjusted OIBDA:
Net loss		$(111.3)	$(231.9)
Adjustments:
Dividend income on Uniti common stock	(B)	—	(17.6)
Other (income) expense, net	(B)	(0.7)	1.2
Net loss on early extinguishment of debt	(B)	3.2	35.4
Other-than-temporary impairment loss on investment in Uniti common stock	(B)	—	181.9
Interest expense	(B)	211.8	219.7
Income tax benefit	(B)	(57.0)	(31.0)
Operating income under GAAP	(B)	46.0	157.7
Depreciation and amortization	(B)	338.5	304.8
Adjustments:
EarthLink operating income	(C)	30.8	60.7
Merger, integration and other costs	(E)	63.3	5.0
Pension income	(B)	—	(0.3)
Restructuring charges	(B)	7.4	4.4
Share-based compensation expense	(F)	12.4	13.7
Adjusted OIBDAR		498.4	546.0
Master lease rent payment	(D)	(163.4)	(163.5)
Adjusted OIBDA		$335.0	$382.5

See Notes to Reconciliation of Non-GAAP Financial Measures

WINDSTREAM HOLDINGS, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In millions)		THREE MONTHS ENDED
		March 31,	March 31,
Reconciliation of Net Cash Provided from Operating Activities to Adjusted OIBDA:		2017	2016
Net Cash Provided From Operating Activities		$132.5	$127.2
Adjustments:
Master lease rent payment	(D)	(163.4)	(163.5)
Cash dividends received on Uniti common stock	(B)	—	(17.6)
EarthLink operating income	(C)	30.8	60.7
Merger, integration and other costs	(E)	63.3	5.0
Restructuring charges	(B)	7.4	4.4
Other (income) expense, net	(B)	(0.7)	1.2
Net loss on early extinguishment of debt	(B)	3.2	35.4
Interest expense	(B)	211.8	219.7
Income tax benefit, net of deferred income taxes		(1.8)	(3.5)
Provision for doubtful accounts	(G)	(9.6)	(9.7)
Noncash portion of net loss on early extinguishment of debt	(G)	15.1	7.4
Amortization of unrealized losses on de-designated interest rate swaps	(G)	(1.5)	(1.2)
Plan curtailment	(G)	—	5.5
Other noncash adjustments, net	(I)	(5.1)	15.0
Changes in operating assets and liabilities, net	(G)	53.0	96.5
Adjusted OIBDA		$335.0	$382.5

Reconciliation of Net Cash Provided from Operating Activities to Adjusted Free Cash Flow:
Net Cash Provided From Operating Activities		$132.5
Adjustments:
Cash paid for interest on long-term debt obligations		(47.6)
Capital expenditures		(243.4)
Project Excel capital expenditures	(H)	23.6
Post-merger integration capital expenditures		4.5
EarthLink capital expenditures pre-merger		(15.2)
EarthLink operating income	(C)	30.8
Master lease rent payment	(D)	(163.4)
Merger, integration and other costs	(E)	63.3
Restructuring charges	(B)	7.4
Other income, net	(B)	(0.7)
Net loss on early extinguishment of debt	(B)	3.2
Interest expense	(B)	211.8
Income tax benefit, net of deferred income taxes		(1.8)
Provision for doubtful accounts	(G)	(9.6)
Noncash portion of net loss on early extinguishment of debt	(G)	15.1
Amortization of unrealized losses on de-designated interest rate swaps	(G)	(1.5)
Other noncash adjustments, net	(I)	(5.1)
Changes in operating assets and liabilities, net	(G)	53.0
Adjusted Free Cash Flow		$56.9

See Notes to Reconciliation of Non-GAAP Financial Measures

WINDSTREAM HOLDINGS, INC.
NOTES TO RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Windstream Holdings, Inc ("Windstream", "we", "us", "our") has presented in this press release unaudited adjusted results, which includes the results of operations of EarthLink Holdings Corp. ("EarthLink") as if the merger with EarthLink had been completed as of January 1, 2016. The adjusted results are based upon the combined historical financial information of Windstream and EarthLink for all periods presented. The adjusted results exclude pension costs, restructuring charges, share-based compensation expense, and all merger, integration and other costs resulting from strategic transactions. We have made certain reclassifications to the historical financial information of EarthLink to conform to our presentation. We have presented certain measures of our operating performance, on an adjusted basis, that reflects the impact of the annual cash rent payment due under the master lease agreement with Uniti Group, Inc. ("Uniti"), formerly Communications Sales & Leasing, Inc.

Our purpose for these adjustments is to improve the comparability of results of operations for all periods presented in order to focus on the true earnings capacity of our core business operations and our ability to generate cash flow. We use adjusted results, including adjusted OIBDA, adjusted OIBDAR, adjusted free cash flow and adjusted capital expenditures as key measures of the operational performance of our business. Our management, including the chief operating decision-maker, consistently uses these measures for internal reporting and the evaluation of business objectives, opportunities and performance.

(A)	Represents EarthLink revenues and sales prior to the merger date of February 27, 2017.
(B)	Represents applicable amount as reported under GAAP - See Unaudited Consolidated Statements of Operations.
(C)
Represents EarthLink operating results for periods prior to the merger date of February 27, 2017. These amounts exclude EarthLink's historical depreciation and amortization, restructuring, merger and integration costs and share-based compensation.

(D)	Represents the impact of the annual cash rent payment due under the master lease agreement with Uniti.
(E)
In addition to amounts reported in the Unaudited Consolidated Statement of Operations, other costs for the three months ended March 31, 2017 includes a reserve for a potential penalty attributable to not meeting certain spend commitments under a circuit discount plan of approximately $6.0 million.

(F)	The three month period ended March 31, 2017 excludes $4.4 million of share-based compensation expense included in merger, integration and other costs.
(G)	Represents applicable amount reported under GAAP - See Unaudited Consolidated Statements of Cash Flows.
(H)	Represents capital expenditures related to Project Excel, a capital program funded entirely using a portion of the proceeds from the sale of the data center business completed in December 2015.
(I)
Consists of non-cash amortization of debt issuance costs, debt discounts and premiums, accretion expense related to asset retirement obligations, ineffectiveness on interest rate swaps, gains on the sale of property, and other non-cash miscellaneous income and expenses.